Exhibit 21.1




           SUBSIDIARIES OF GRAHAM PACKAGING HOLDINGS COMPANY

Name:                                   Jurisdiction and Type of Formation:
_____                                   ___________________________________

Graham Packaging Company, L.P.          Delaware limited partnership

GPC Capital Corp. I                     Delaware corporation

GPC Capital Corp. II                    Delaware corporation

GPC OPCO GP LLC                         Delaware limited liability company

GPC Sub GP LLC                          Delaware limited liability company

Graham Packaging Canada Limited         Ontario corporation

Graham Packaging France Partners        Pennsylvania general partnership

Graham Packaging France, S.A.S.         French corporation

Graham Packaging Italy, S.r.L.          Italian limited liability company

LIDO Plast-Graham SRL                   Argentine limited liability company

Societa Imballagi Plastici, S.r.L.      Italian limited liability company

Graham Packaging Poland, L.P.           Pennsylvania limited partnership

Masko Graham Spolka Z.O.O.              Polish limited liability company

Graham Recycling Company, L.P.          Pennsylvania limited partnership

Graham Packaging Latin America, LLC     Delaware limited liability company

Graham Brasil Participacoes Ltda.       Brazilian limited liability company

Graham Packaging do Brasil              Brazilian corporation
Industria e Comercio S.A.

Graham Packaging U.K. Ltd.              England & Wales corporation

Graham Packaging Deutschland GmbH       German limited liability company

Graham Plastpak Plastik Ambalaj A.S.    Turkish corporation

Graham Packaging Europe S.A.S.          French corporation

Graham Emballages Plastiques S.A.       French corporation

Resin Rio Comercio Ltda.                Brazilian limited liability company

Graham Packaging Argentina S.A.         Argentine corporation

Graham Packaging Company de             Venezuelan corporation
Venezuela, C.A.

Amerpack, S.A.                          Argentine corporation

Dodisa, S.A.                            Argentine corporation

Lido Plast S.A.                         Argentine corporation

Lido Plast San Luis S.A.                Argentine corporation

PlasPET Florida, Ltd.                   Florida limited partnership